SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                    -------


Date of Report (Date of earliest event reported)    November 20, 1996
                                                 -------------------------------

                                 QPQ CORPORATION
                                 ---------------
             (Exact name of registrant as specified in its charter)




         Florida                    1-12350                 65-0423147
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(State or other jurisdiction   (Commission File           (IRS Employer
 or incorporation)                  Number)              Identification No.)



            1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (305) 674-8115
                                                  ------------------------------


          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Other Events.

Item 5.
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On November  20,  1996,  the Company was notified by holders of Warrants for the purchase of an aggregate of 38,250 shares of Common Stock issued on September 22, 1993 that pursuant to the anti-dilution provisions contained in such Warrants, the Warrant exercise per share of Common Stock underlying the Warrant was reduced to $0.25 per share. The claim also alleges that the number of shares for which the Warrants are exercisable increased to an aggregate of 1,377,000 shares. The Company is presently evaluating the claim as to the increased number of shares.



                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 QPQ CORPORATION


                                 By:    /s/ Mitchell Rubinson
                                    -------------------------------------
                                        MITCHELL RUBINSON
                                        President


DATED:  November 26, 1996














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